EX-99 . 906CERT
Ohio National Fund, Inc.
DECEMBER 31, 2008
SECTION 906 CERTIFICATIONS
John J. Palmer and R. Todd Brockman, respectively, the President and Treasurer of Ohio National Fund, Inc. (the “Registrant”), each certify to the best of his knowledge and belief that:
1.	The Registrant’s report on Form N-CSR for December 31, 2008 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

March 9, 2009 Date	March 9, 2009 Date

/s/ John J. Palmer	/s/ R. Todd Brockman

John J. Palmer President and Director Ohio National Fund, Inc.	R. Todd Brockman Treasurer Ohio National Fund, Inc.
A signed original of this written statement required by Section 906 has been provided to Ohio National Fund, Inc. and will be retained by Ohio National Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.